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                                                COOPERS & LYBRAND L.L.P.
                                                a professional services firm

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Petroleum & Resources Corporation:

We have audited the accompanying statement of assets and liabilities of Petroleum & Resources Corporation, including the schedule of investments, as of December 31, 1997, and the related statement of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of December 31, 1997, by correspondence with the custodian and brokers.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Petroleum & Resources Corporation as of December 31, 1997, and the results of its operations, the changes in its net assets, and financial highlights for each of the respective periods stated in the first paragraph, in conformity with generally accepted accounting principles.


                                                /s/ COOPERS & LYBRAND L.L.P.
                                                ----------------------------
                                                 COOPERS & LYBRAND L.L.P.


Baltimore, Maryland
January 6, 1998